UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32941	20-3521405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1300, 1105 North Market Street, Wilmington, Delaware	19899
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 655-1771

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 17, 2008, the Board of Directors of Energy Infrastructure Acquisition Corp. (the “Company”) determined that in connection with the preparation and audit of the Company’s financial statements for the year ended December 31, 2007, it is appropriate to re-state its previously issued unaudited financial statements for the quarters ended September 30, 2006, and March 31, June 30 and September 30, 2007, respectively and its audited financial statements for the year ended December 31, 2006.

During the three months ended September 30, 2007, the Company determined that interest potentially distributable to redeeming stockholders for the period from July 21, 2006 through June 30, 2007 was incorrectly calculated. The Company had recorded $2,119,280 of deferred interest on funds held in trust as a liability payable to stockholders who vote against a business combination. Based on the Company’s revised calculations, the deferred interest on funds held in trust should have been $19,367 at June 30, 2007. Accordingly, the Company recorded a non-recurring gain of $2,099,913 during the three months and nine months ended September 30, 2007. At no time did this matter affect the funds held in the trust account or the rights of the Public Stockholders with respect to their redemption rights.

An authorized officer of the Company has discussed with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

The Company will file no later than April 1, 2008 its Annual Report on Form 10-K, which will reflect the foregoing matters. The Company will also subsequently file amended quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007, respectively to reflect the foregoing matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Title: Chief Financial Officer